Exhibit 99.2

Q3 2026 Company Highlights IMPROVEMENTS IN UNDERLING PERFORMANCE Record quarterly and positive year-to-date free cash flow (partially driven by initial onetime contributions from the captive insurance dissolution). Record quarterly Cannabis Retail revenue and record gross margins in both Liquor and Cannabis Retail. Cannabis Operations remained challenged ACCELERATE SHARE REPURCHASES Continued share repurchases adding up to >23 million shares year-to-date, equivalent to ~9% of shares outstanding at the start of 2026, alongside recently announced potential $50 million substantial issuer bid (SIB) STRATEGIC INVESTMENTS IN USA Increased indirect equity and debt ownership in Parallel and funded investments in a new cultivation facility to enhance Parallel’s cost structure; as we explore feasibility to transition to direct ownership and consolidation Third Quarter Financial Results

Share Repurchase Program Returning capital to shareholders while maintaining balance sheet flexibility, announced a potential substantial issuer bid (SIB) for an aggregate price of up to $50 million at a price per share not exceeding USD$1.35 $100 Million Authorization Up to 10% of public float during program year (*) 8% Share Reduction Since Q4 2024 Accretive to EPS Program Execution since Q4’24 • Number of Shares repurchased 33.8 Million • Repurchased value (CAD) $73.2 Million • Average price per share (USD) $1.54 Share Repurchase Program $100 Million Authorization Up to 10% of public float during program year (*) 8% Share Reduction Since Q4 2024 Accretive to EPS Share Repurchases ✓ Enhances shareholder returns through disciplined capital allocation ✓ Offsets dilution from employee equity compensation ✓ Executed opportunistically subject to market conditions # of Shares (Millions) $ CAD (Millions) Avg. Price (USD) Q4’24 5.0 $13.1M $1.84 2025 5.9 $15.1M $1.79 H1’26 16.2 $32.8M $1.46 Q3’26 5.4 $10.0M $1.31 Oct’26 1.5 $2.6M $1.25 Total 34.0 $73.5M $1.54 (*) SNDL has reached the maximum of 5% repurchase limit in NASDAQ under the Share Repurchase Program, and can continue in the CSE for up to 10% (~24.5 million shares)